Exhibit 99.1

Apple Reports Third Quarter Results

Revenue Increases 30 Percent and Net Profit Triples Year-Over-Year

CUPERTINO, California—July 14, 2004—Apple® today announced financial results for its fiscal 2004 third quarter ended June 26, 2004. For the quarter, the Company posted a net profit of $61 million, or $.16 per diluted share. These results compare to a net profit of $19 million, or $.05 per diluted share, in the year-ago quarter. Revenue for the quarter was $2.014 billion, up 30 percent from the year-ago quarter. Gross margin was 27.8 percent, up from 27.7 percent in the year-ago quarter. International sales accounted for 39 percent of the quarter’s revenue.

The quarter’s results include an after-tax restructuring charge of $6 million. Excluding this charge, the Company’s net profit for the quarter would have been $67 million, or $.17 per diluted share.

Apple shipped 876 thousand Macintosh® units and 860 thousand iPods during the quarter, representing a 14 percent increase in CPU units and a 183 percent increase in iPods over the year-ago quarter.

“It was an outstanding quarter—our highest third quarter revenue in eight years,” said Steve Jobs, Apple’s CEO. “Our Mac-based revenue grew a healthy 19 percent, and our music-based revenue grew an incredible 162 percent. We’ve got a strong product portfolio, with some amazing new additions coming later this year.”

“We were very pleased with our 30 percent year-over-year revenue growth and our operating margin expansion,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the fourth quarter of fiscal 2004, we expect revenue of about $2.1 billion and earnings per diluted share of $.16 to $.17, including $.01 per diluted share in restructuring charges.”

Non-GAAP Measures
The Company believes that presentation of results excluding items such as restructuring charges and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods.

Apple will provide live streaming of its Q3 2004 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, July 14, 2004 at http://www.apple.com/quicktime/qtv/earningsq304/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings for the fourth quarter of fiscal 2004. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources, including the timely resolution of manufacturing issues associated with the G5 microprocessors used in many of the Company’s Macintosh systems; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of major health concerns, such as Severe Acute Respiratory Syndrome (SARS); risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third-parties may have on the quality or quantity of products manufactured; the Company’s reliance on the availability of third-party music content, and the ability of the Company to successfully evolve its operating system and attract sufficient Macintosh developers. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year 2003; the Company’s Forms 10-Q for the quarters ended December 27, 2003 and March 27, 2004; and the Company’s Form 10-Q for the quarter ended June 26, 2004 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications. Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling
Apple
(408) 974-1896
sdowling@apple.com

Investor Relations Contacts:
Nancy Paxton
Apple
(408) 974-5420
paxton1@apple.com

Joan Hoover
Apple
(408) 974-4570
hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR web site (http://www.apple.com/pr/) or call Apple’s Media Helpline at (408) 974-2042

© 2004 Apple. All rights reserved. Apple, the Apple logo, Macintosh, Mac, Mac OS and QuickTime are either registered trademarks or trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	June 26,	September 27,
	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$3,120	$3,396
Short-term investments	1,846	1,170
Accounts receivable, less allowances of $47 and $49, respectively	629	766
Inventories	72	56
Deferred tax assets	227	190
Other current assets	392	309
Total current assets	6,286	5,887
Property, plant, and equipment, net	684	669
Goodwill	80	85
Acquired intangible assets	19	24
Other assets	154	150
Total assets	$7,223	$6,815

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,061	$1,154
Accrued expenses	1,094	899
Current debt	—	304
Total current liabilities	2,155	2,357
Deferred tax liabilities and other non-current liabilities	256	235
Total liabilities	2,411	2,592

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 900,000,000 shares authorized; 385,192,286 and 366,726,584 shares issued and outstanding, respectively	2,369	1,926
Deferred stock compensation	(103)	(62)
Retained earnings	2,564	2,394
Accumulated other comprehensive income (loss)	(18)	(35)
Total shareholders’ equity	4,812	4,223
Total liabilities and shareholders’ equity	$7,223	$6,815

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	June 26,	June 28,	June 26,	June 28,
	2004	2003	2004	2003

Net sales	$2,014	$1,545	$5,929	$4,492
Cost of sales	1,455	1,117	4,304	3,240
Gross margin	559	428	1,625	1,252

Operating expenses:
Research and development	125	120	367	360
Selling, general, and administrative	354	299	1,042	898
Restructuring costs	8	—	18	26
Total operating expenses	487	419	1,427	1,284

Operating income (loss)	72	9	198	(32)

Other income and expense:
Gain on sales of non-current investments	—	2	4	2
Interest and other income, net	13	15	34	67
Total other income and expense	13	17	38	69

Income before provision for income taxes	85	26	236	37
Provision for income taxes	24	7	66	10

Income before accounting change	61	19	170	27

Cumulative effect of accounting change, net	—	—	—	(2)

Net income	$61	$19	$170	$25

Earnings per common share before accounting change:
Basic	$0.16	$0.05	$0.46	$0.07
Diluted	$0.16	$0.05	$0.45	$0.07

Earnings per common share:
Basic	$0.16	$0.05	$0.46	$0.07
Diluted	$0.16	$0.05	$0.45	$0.07

Shares used in computing earnings per share (in thousands):
Basic	375,023	360,793	367,606	360,113
Diluted	392,621	363,777	381,259	362,421

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except share and per share amounts)

THREE MONTHS ENDED JUNE 26, 2004

		Non-GAAP
	As Reported	Adjustments		Non-GAAP

Net sales	$2,014			$2,014
Cost of sales	1,455			1,455
Gross margin	559			559

Operating expenses:
Research and development	125			125
Selling, general, and administrative	354			354
Restructuring costs	8	(8	)(a)	—
Total operating expenses	487	(8)		479

Operating income	72	8		80

Other income and expense:
Interest and other income, net	13			13
Total other income and expense	13			13

Income before provision for income taxes	85	8		93
Provision for income taxes	24	2	(b)	26

Net income	$61	$6		$67

Earnings per common share:
Basic	$0.16			$0.18
Diluted	$0.16			$0.17

Shares used in computing earnings per share (in thousands):
Basic	375,023			375,023
Diluted	392,621			392,621

Notes:

(a)            Pre-tax restructuring costs
(b)            Tax impact of restructuring costs

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except share and per share amounts)

NINE MONTHS ENDED JUNE 26, 2004

		Non-GAAP
	As Reported	Adjustments		Non-GAAP

Net sales	$5,929			$5,929
Cost of sales	4,304			4,304
Gross margin	1,625			1,625

Operating expenses:
Research and development	367			367
Selling, general, and administrative	1,042			1,042
Restructuring costs	18	(18	)(a)	—
Total operating expenses	1,427	(18)		1,409

Operating income	198	18		216

Other income and expense:
Gain on sales of non-current investments	4	(4	)(b)	—
Interest and other income, net	34			34
Total other income and expense	38	(4)		34

Income before provision for income taxes	236	14		250
Provision for income taxes	66	4	(c)	70

Net income	$170	$10		$180

Earnings per common share:
Basic	$0.46			$0.49
Diluted	$0.45			$0.47

Shares used in computing earnings per share (in thousands):
Basic	367,606			367,606
Diluted	381,259			381,259

Notes:

(a)            Pre-tax restructuring costs
(b)            Pre-tax gain on sales of non-current investments
(c)             Tax impact of restructuring costs and gain on sales of non-current investments